UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2010

HEARTLAND PAYMENT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32594	22-3755714
(State or other jurisdiction of incorporation or organization)	(Commission File No)	(I.R.S. Employer Identification Number)

90 Nassau Street, Princeton, New Jersey 08542

(Address of principal executive offices) (Zip Code)

(609) 683-3831

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 3, 2010, Heartland Payment Systems, Inc. (“HPS”), Heartland Bank (“Heartland Bank”), KeyBank National Association (“Key Bank, and, together with Heartland Bank, the “Sponsor Banks”), and Visa U.S.A. Inc., Visa International Service Association and Visa Inc. (collectively, “Visa”) entered into an amendment (the “Amendment”) to that certain settlement agreement entered into among the parties on January 7, 2010 (the “Settlement Agreement”).

The Amendment modifies certain provisions of the Settlement Agreement. Under the terms of the Amendment, renewed recovery offers (the “Renewed Settlement Offers”) will be made to those certain Visa issuers (the “remaining eligible Visa issuers”) who issued payment card accounts that were the subject of the alerts that Visa distributed to its issuers in connection with the previously announced criminal breach of HPS’s payment systems environment (the “Processing System Intrusion”) and who did not accept the original recovery offers they received under the Settlement Agreement (the “Original Settlement Offers”). The Renewed Settlement Offers will be made to the remaining eligible Visa issuers on February 4, 2010 and must be accepted on or before 5:00 p.m., Pacific Time, on February 8, 2010. Each Renewed Settlement Offer will make available to the remaining eligible Visa issuer in question a recovery payment in substitution for whatever recovery the issuer might be entitled to pursuant to the Visa operating regulations or otherwise of costs and losses allegedly incurred by the issuer by reason of the Processing System Intrusion.

Visa has advised HPS that eligible Visa issuers representing more than 97% of the U.S. alerted-on accounts of all the eligible Visa issuers accepted the Original Settlement Offers. In the Amendment, Visa has represented that the opt-in condition contained in the Settlement Agreement has been satisfied.

As set forth in the description of the Settlement Agreement included on Form 8-K, filed by HPS with the SEC on January 8, 2010, the consummation of the settlement is also subject to certain other conditions, including the condition that Visa’s ruling on the Sponsor Banks’ appeals from Visa’s preliminary determination of the amount of the Sponsor Banks’ liability under Visa’s rules by reason of the Processing System Intrusion must, among other things, result in eligible Visa issuers who do not accept either their Original Settlement Offer or their Renewed Settlement Offer being awarded and paid no more than a specified amount under those rules. A further condition to the consummation of the settlement is that HPS obtain a loan of at least $53,000,000, the proceeds of which will be used by HPS to fund the amounts payable pursuant to the Settlement Agreement.

The description of the Amendment set forth above is qualified in its entirety by reference to the actual terms of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release issued by HPS and Visa relating to the Amendment is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Amendment to the Settlement Agreement among Heartland Payment Systems, Inc., Heartland Bank, KeyBank National Association, Visa U.S.A. Inc., Visa International Service Association and Visa Inc. dated February 3, 2010

99.1	Press Release of Heartland Payment Systems, Inc. and Visa Inc. dated February 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2010

Heartland Payment Systems, Inc.
(Registrant)

By:	/S/ ROBERT H.B. BALDWIN, JR.
Robert H.B. Baldwin, Jr.
President and Chief Financial Officer